UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 24, 2006



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

On February 24, 2006, Kentucky Bancshares, Inc. (the
"Registrant") entered into an Agreement and Plan of Merger dated February 24, 2006 (the "Agreement") among the Registrant, Peoples Bancorp of Sandy Hook, Inc. ("Peoples Bancorp"), Bancshares Subsidiary, Inc., Kentucky Bank and Peoples Bank (Sandy Hook, Kentucky). Pursuant to the Agreement, the Registrant will merge with Peoples Bancorp, a privately held $87 million asset bank holding company with offices in Morehead and Sandy Hook, Kentucky. The consummation of the transaction is subject to ordinary and customary closing conditions, including regulatory approval and the approval of Peoples Bancorp stockholders.

Pursuant to the Agreement, in connection with the merger each share of Peoples Bancorp common stock will be converted into cash and shares of Kentucky Bancshares common stock. Total consideration for the transaction will be $14,000,000. Based on the current market price of the Registrant's common stock, approximately 190,000 shares of the Registrant's common stock would be issued to Peoples Bancorp shareholders; in no event will more than 215,385 shares or less than 164,706 shares be issued in the transaction. The exact number of shares to be issued will be determined based on a measurement date ennding two business days before the closing date. The number of shares will be calculated based on the average of the daily closing prices of a share of the Registrant's common stock for the 15 consecutive trading days before the determination date, with a minimum value of $26 per share and a maximum value of $34. In connection with the issuance of common stock in this transaction, the Registrant is relying on an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended, which exemption the Registrant believes will be available due to the closely held nature of the Peoples Bancorp common stock.

The Agreement contains representations and warranties that the Registrant and Peoples Bancorp made to each other. These representations and warranties were made only for the purposes of the Agreement and solely for the benefit of the Registrant and Peoples Bancorp as of specific dates, may be subject to important limitations and qualifications agreed to by the Registrant and Peoples Bancorp and included in confidential disclosure schedules provided by the Registrant and Peoples Bancorp in connection with the signing of the Agreement, and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between the Registrant and Peoples Bancorp instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of the filing of the Agreement by the Registrant with the Securities and Exchange Commission. Accordingly, no third party should rely upon the representations and warranties contained in the Agreement as characterizations of the actual state of facts, since they were intended to be for the benefit of, and to be limited to, the Registrant and Peoples Bancorp.

Buckner Woodford, Chairman of the Board and a director of the Registrant, is also director of Peoples Bank (Sandy Hook, Kentucky), the wholly-owned bank subsidiary of Peoples Bancorp.

The above is a brief summary of the significant provisions of the Agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the Agreement attached as Exhibit 2.l to this Current Report on Form 8-K and incorporated by reference herein.

Attached as Exhibit 99.1 hereto is a Press Release which the Registrant and Peoples Bancorp released on February 24, 2006 announcing the transaction.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in response to Item 1.01 is incorporated by reference herein.


EXHIBIT INDEX
Item No.                          Description
2.1	Agreement and Plan of Merger dated February 24, 2006
among the Registrant, Peoples Bancorp of Sandy Hook,
Inc., Bancshares Subsidiary, Inc., Kentucky Bank and
Peoples Bank (Sandy Hook, Kentucky)

99.1 Press Release dated February 24, 2006 announcing anticipated acquisition of Peoples Bancorp of Sandy
Hook, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY BANCSHARES, INC.



Date: February 24, 2006             By      /s/ Gregory J. Dawson___
         Gregory J. Dawson
         Chief Financial Officer